Exhibit 99.1

                       Multimedia Games Reports Installed
         Base of Player Terminals and Product Mix at December 31, 2006

  Will Report Quarterly Results and Host Conference Call and Webcast
                              February 8


    AUSTIN, Texas--(BUSINESS WIRE)--Jan. 18, 2007--Multimedia Games, Inc. (Nasdaq: MGAM) today reported its total Oklahoma player terminal installed base and product mix as of December 31, 2006, and provided an update on other markets the Company serves. Also, the Company announced that it will release financial results for the period ended December 31, 2006, its fiscal 2007 first quarter, on Thursday, February 8, 2007 and will host a conference call and webcast that day.

    Installed Base / Product Mix Update

    The table below sets forth Multimedia Games' ("Multimedia's") end-of-period installed player terminal base by product line or market for the fiscal quarters ended December 31, 2006 and September 30, 2006.



                                              Mexico
             Reel          Total   Oklahoma Electronic
   Month     Time         Class II Compact    Bingo    Charity  Total
   Ended    Bingo  Legacy  Units   Units(1)   Units     Units   Units
----------- ------ ------ -------- -------- ---------- ------- -------
12/31/2006  5,943    362    6,305    3,324        919   2,541  13,089
 9/30/2006  7,280    373    7,653    2,408        600   2,519  13,180
-----------
(1) "Oklahoma Compact Units" represents installations of games pursuant to the approved gaming compact between Native American tribes, racetracks and the State of Oklahoma, including Multimedia's and other vendors' stand-alone games.


    The "Reel Time Bingo," "Total Class II Units" and "Total Units" totals as of December 31, 2006 reflect the removal of 444 units from non-Oklahoma tribal gaming facilities subsequent to September 30, 2006. The Company had units installed at four locations in Mexico as of September 30, 2006, and in five locations as of December 31, 2006.

    Not included in the table above are approximately 1,318 video card readers which were installed as of December 31, 2006. The Birmingham, Alabama sweepstakes operations ceased on January 12, 2007.

    Oklahoma Market:

    The table below breaks out by product line Multimedia's end-of-period, Oklahoma installed player terminal base for the fiscal quarters ended December 31, 2006 and September 30, 2006.



                 Total                    Other      Total
    Month       Class II  Stand-Alone    Compact    Compact    Total
    Ended        Units       Units      Units(1)     Units     Units
-------------- ---------- ------------ ----------- ---------- --------
   12/31/2006      3,301        2,111       1,213      3,324    6,625
    9/30/2006      4,205          849       1,559      2,408    6,613
--------------
(1) "Other Compact Units" represents server-based games.


    As previously reported, the Company is in the process of transitioning its Oklahoma installed base to stand-alone offerings, and continues to expect that the vast majority of the Oklahoma installed base will be converted to stand-alone games by the middle of calendar 2007.

    New York Video Lottery Market:

    In the New York Lottery market, Multimedia provides the central determinant system for video lottery terminals ("VLTs") at racetracks in the state, for which it receives 0.75% of the net gaming win for all units installed on the system. As of December 31, 2006, there were approximately 11,200 installed VLTs at racetracks in the state, compared with approximately 6,200 units as of September 30, 2006.

    Fiscal 2007 First Quarter Reporting Date/Conference Call/Webcast

    Multimedia Games will release financial results for the period ended December 31, 2006, its fiscal 2007 first quarter, on Thursday, February 8, 2007 before the market opens. It will also host a conference call and webcast beginning at 9:00 a.m. EST (8:00 a.m. CST) that day. Both the call and the webcast are open to the general public.

    The conference call number is 719-457-2698 (domestic or international). Please call five minutes prior to the presentation to ensure that you are connected.

    Interested parties may also access the conference call live on the Internet at www.shareholder.com/mgam/medialist.cfm. Two hours after the call has concluded, an archived version of the webcast will be available for replay at the same location or at www.multimediagames.com/Investors/Index.htm.

    A digital replay of the teleconference will also be available beginning at noon EST the day of the call, continuing through midnight EST on Wednesday, February 14, 2007. To access this rebroadcast, dial 888-203-1112 (U.S. and Canada) or 719-457-0820
(international), and then the pass code 8145332.

    About the Company

    Multimedia Games is a leading developer and supplier of comprehensive systems, content, electronic games and player terminals for the Native American gaming market, as well as for the casino, charity and international bingo, video lottery, and sweepstakes markets. The Company's ongoing development and marketing efforts focus on gaming systems and products for use by Native American tribes throughout the United States, the commercial casino market, video lottery systems and other products for domestic and international lotteries, and products for charity and international bingo and emerging markets, including sweepstakes, promotional, amusement with prize, and coupon gaming opportunities. Additional information may be found at www.multimediagames.com.



    CONTACT: Multimedia Games, Inc.
             Clifton Lind, President and CEO, 512-334-7500 or
             Randy Cieslewicz, Interim CFO, 512-334-7500
             Or
             Jaffoni & Collins Incorporated
             Joseph N. Jaffoni / Richard Land, 212-835-8500 mgam@jcir.com